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                                                                    Exhibit 23.3



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Packard BioScience Company 2000 Stock Incentive Plan, Packard BioScience Company Non-Employee Director Option Compensation Plan, Packard BioScience Company Management Stock Incentive Plan and Canberra Industries, Inc. Stock Option Plan of 1971, of our report dated March 10, 2000, except for the last paragraph of Note 16, as to which the date is June 12, 2000, with respect to the consolidated financial statements of NEN Life Sciences, Inc. as of December 31, 1998 and 1999 and for the period July 1, 1997 through December 31, 1997 and the years ended December 31, 1998 and 1999, included in PerkinElmer, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2000.

                                                /s/ Ernst & Young LLP
November 12, 2001
Boston, Massachusetts